UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-193480

Maryland	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 872-1031

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 26, 2015, a subsidiary of Strategic Storage Growth Trust, Inc. (the “Registrant”) executed a purchase and sale agreement with an unaffiliated third party (the “Arrington Portfolio Purchase Agreement”) for the acquisition of four self storage facilities (the “Arrington Portfolio”). The Arrington Portfolio consists of two self storage facilities located in San Antonio, Texas; one self storage facility located in Kingwood, Texas; and one self storage facility located in Aurora, Colorado. The information in this Item 1.01 description is qualified in its entirety by the full Arrington Portfolio Purchase Agreement which is attached as Exhibit 10.1 hereto.

The purchase price for the Arrington Portfolio is approximately $39 million, plus closing costs and acquisition fees. The Registrant expects the acquisitions of the Arrington Portfolio to close in the fourth quarter of 2015 and to fund such acquisitions with a combination of net proceeds from its public offering and a credit facility or other debt financing.

A summary of the properties of the Arrington Portfolio is as follows:

Property	Address	Purchase Price	Year Built	Approx. Sq. Ft. (net)		Approx. Units
San Antonio I – TX	8239 Broadway, San Antonio, TX 78209	$12,290,000	1998	76,700		490
San Antonio II – TX	875 E. Ashby Place, San Antonio, TX 78212	$12,310,000	2004	83,400	(1)	440
Kingwood – TX	1671 Northpark Drive, Kingwood, TX 77339	$8,460,000	2001	60,100		470
Aurora - CO	500 Laredo, Aurora, CO 80011	$5,940,000	2015	59,500		440

Totals		$39,000,000		279,700		1,840

(1)	Includes approximately 23,000 rentable square feet of industrial warehouse/office space and 10,000 rentable square feet of parking.

Pursuant to the Arrington Portfolio Purchase Agreement, the Registrant will be obligated to purchase the Arrington Portfolio only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the Arrington Portfolio generally based upon:

•	the ability of the Registrant to raise sufficient net proceeds from its public offering and drawdown additional funds through future credit facilities;

•	satisfactory completion of due diligence on the Arrington Portfolio and the seller of the Arrington Portfolio;

•	approval by the board of directors of the Registrant to purchase the Arrington Portfolio;

•	satisfaction of the conditions to the acquisition in accordance with the Arrington Portfolio Purchase Agreement; and

•	no material adverse changes relating to the Arrington Portfolio, the seller of the Arrington Portfolio or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of the Arrington Portfolio. In some circumstances, if the Registrant fails to complete the acquisition, it may forfeit up to $1 million in earnest money on the Arrington Portfolio.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the Arrington Portfolio. Due to the considerable conditions to the consummation of the acquisition of the Arrington Portfolio, the Registrant cannot make any assurances that the closing of the Arrington Portfolio is probable.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1     Arrington Portfolio Purchase Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE GROWTH TRUST, INC.

Date: October 30, 2015	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer